THE UNITS ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO SELL OR DISTRIBUTE THEM. THOSE UNITS MAY NOT BE TRANSFERRED, SOLD OR DISTRIBUTED UNLESS REGISTERED UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER, SALE OR DISTRIBUTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT

$60,000 | September 15, 2022
Lexington, Kentucky

FOR VALUE RECEIVED, Commonwealth Thoroughbreds LLC, a Delaware series limited liability company (the "Company"), promises to pay to Commonwealth Markets Inc., a Delaware corporation (the "Holder"), the principal sum of $150,000, together with (i) interest on the unpaid balance of this Convertible Promissory Note (the "Note") from time to time outstanding at the "Applicable Federal Rate" (as defined in the Internal Revenue Code) of 3.05% per annum, and (ii) unpaid Profit Participation (as defined below) thereof. Simple interest on this Note will be computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is subject to the following terms and conditions:

1. **Use of Funds; Definitions**. The proceeds of this Note shall be used for the purpose of (a) acquiring a 40% interest in the 2021 Thoroughbred filly by Medaglia D'Oro out of Spring Party by Smart Strike (the "Series Asset") from Holder and (b) associated acquisition, boarding and training expenses, if any. Upon creation of the Series Medaglia 21 (as defined below), title to the Series Asset will be assigned from the Company to the Series Medaglia 21, subject to the terms and conditions of this Note. As used in this Note, the following terms shall have the following definitions:

(a) "Conversion Price" shall mean the price per unit at which Series Medaglia 21 Units are sold in the Offering.

(b) "Distributable Cash" shall mean net proceeds after any management fee and sufficient working capital and related reserves. The Series Medaglia 21 Managing Member shall evaluate Distributable Cash quarterly or at more frequent intervals, in its sole discretion. The amount of Distributable Cash shall be determined in the sole discretion of the Series Managing Member. Distributions of Distributable Cash to members of Series Medaglia 21, when made, will be allocated among them in proportion to their Units in the Series.

(c) "Unit(s)" shall mean each Series Medaglia 21 member's interest in the Series Medaglia 21 which is represented by units of membership interest, each having identical rights and privileges except as otherwise provided in the Series Medaglia 21 series designation.

(d) "Offering" shall mean the offer and sale of Series Medaglia 21 Units.

(e) "Offering Funding Date" shall mean the date on which the Offering for the Series Medaglia 21 is fully or partially funded upon the completion of the Offering conducted by the Company.

(e) "Profit Participation" shall mean a percentage of the Distributable Cash equal to the number of Units into which the Note Balance may be converted.

(f) "Series Medaglia 21" shall mean a series of the Company created for purposes of holding the Series Asset.

2. **Maturity.** Subject to the conversion of this Note in accordance with Section 3 below, all principal and any accrued interest (the "Note Balance") under this Note shall be due and payable within ten (10) business days of the Offering Funding Date or, in the absence of an Offering Funding Date, the termination of the Offering (the "Maturity Date").

3. **Conversion.**

(a) **Optional Conversion.** If on the Offering Funding Date, the gross offering proceeds received in the Offering are insufficient to pay the Note Balance in full, plus the unpaid Profit Participation (if any), then the Holder shall have the option to convert some or all of the unpaid amount of the Note Balance, plus the unpaid Profit Participation (if any), into Series Medaglia 21 Units at the Conversion Price. Upon conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Offering, including a subscription agreement, operating agreement and other ancillary agreements, all of which on the same terms and conditions as those agreements entered into by the other purchasers of the Units.

(b) **Mechanics and Effect of Conversion.** Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount, Profit Participation and accrued interest.

4. **Profit Participation**. If at any time from the date of this Note through the Offering Funding Date the Series Medaglia 21 generates Distributable Cash, the Holder shall receive a percentage of the Distributable Cash equal to the Profit Participation. The Profit Participation shall be earned as of the date proceeds are generated. Notwithstanding any other provision of this Note, in no event shall Holder be liable to Company for any loss in value on the Series Asset. If at any time it is calculated, the Profit Participation shall be a negative amount, Holder shall not be liable in any way for such amount nor shall there be any reduction in the principal amount of the Note or accrued interest due hereunder.

5. **Payment; Prepayment.**

(a) All payments shall be made in lawful money of the United States of America at such place as the Holder may from time to time designate in writing to the Company. Payment shall be credited first to Holder's collection expenses, next to late charges, next to unpaid Profit Participation, then to accrued interest then due and payable and the remainder applied to principal.

(b) This Note may be prepaid in whole or in part at any time without penalty.

(c) If, following payment to the Holder at the final Offering Funding Date at the conclusion of the Offering, an outstanding Note Balance remains unpaid, and to the extent the Holder has not converted that outstanding Note Balance into Units, the Company shall transfer to the Holder all of the Company's right, title and interest in the Series Asset that has not previously been purchased by, and transferred to Series Medaglia 21, and upon such transfer to the Holder, the Note Balance shall be paid in full.

6. **Grant of Security Interest and Security Agreement.** The security interests created by the Company hereby secure the payment and performance of all of the Holder's obligations under this Promissory Note and Security Agreement. The Company hereby grants to the Holder a first lien and security interest in all of the Company's right, title, and interest in and to the Series Asset. The Company further grants to the Holder a security interest in any the proceeds from the sale of the Series Asset, to which the Company may be entitled as a result of

ownership of the Series Asset. The rights of any transferee of any or all of the Series Asset shall be subject to the rights of the Holder under this Security Agreement and to the security interest in the Series Asset. The Company grants a further security interest to the Holder in the proceeds and products or any other property, the proceeds of any insurance (including without limitation, care, custody and control, first year infertility and/or mortality, AS&D) received by the Company arising out of or through any sale, exchange, collection, death, disability or other disposition of the Series Asset or any part thereof.

7. **Events of Default; Remedies**.

(a) The occurrence of any one or more of the following events shall be deemed an "Event of Default":

(i) The failure to pay any amounts when due hereunder.

(ii) The Company shall:

(1) Admit in writing its inability to pay its debts generally as they become due;

(2) Make an assignment for the benefit of its creditors; or

(3) Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

(iii) The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

(iv) A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a receiver for the Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

(v) Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

(vi) A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

(b) Upon the happening of one or more Events of Default, the right to possession and control of the Series Asset shall vest in and be exercised solely by the Holder. In addition, if an Event of Default occurs, the Holder may proceed to exercise with respect to the Series Asset all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code as adopted in the Commonwealth of Kentucky (the "Uniform Commercial Code"). The rights of Holder upon an Event of Default shall include, without limitation, any and all rights and remedies in any and all other documents, instruments, agreements and other writings between Holder and the Company, all rights and remedies as provided by law, in equity or otherwise, and in addition thereto, the following:

(i) The right to require the Company to make the Series Asset available to the Holder at a place or places to be designated by Holder which is reasonably convenient to Holder and the Company, if the Company has the power to make the Series Asset available.

(ii) The right to require the Company to board and care for the Series Asset, at the Company's own cost and risk, on behalf of Holder after Holder has taken possession of the Series Asset. Care shall be in such manner as to prevent any diminution in value of the Series Asset and shall be for a reasonable time pending the sale or other disposition of the Series Asset.

(iii) The right to sell the Series Asset at public or private sale in one or more lots in accordance with Uniform Commercial Code. Holder may bid upon and purchase the Series Asset, or any interest therein, at any public sale thereof and shall be entitled to apply the unpaid portion of the debt under the Promissory Note (the "Debt") as a credit against the purchase price. Holder's purchase of the Series Asset, or any interest therein, shall extinguish the Company's rights under the Uniform Commercial Code upon application of the unpaid portion of the Debt. Holder shall be entitled to apply the proceeds of any such sale to the satisfaction of the Debt and to expenses incurred in realizing upon the Series Asset in accordance with the Uniform Commercial Code.

(iv) The right to recover the reasonable expenses of taking possession of any of the Series Asset that may be reduced to possession, preparing the Series Asset for sale, selling the Series Asset, and other like expenses.

(v) The right to recover all of Holder's expenses of collection, including, without limitation, court costs and attorneys' fees and disbursements incurred in realizing upon the Series Asset or enforcing or attempting to enforce any provision of this Security Agreement.

(vi) The right to retain the Series Asset and become the owner thereof, in accordance with the provisions of the Uniform Commercial Code.

(vii) The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Security Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interests of Holder, or for the sale of the Series Asset under the judgment or decree of any court.

(viii) The right to enter any premises controlled by the Company where the Series Asset may be located for the purpose of taking possession or removing the same.

(ix) The omission or failure of the Holder to take advantage or avail himself of any Event of Default shall not constitute a waiver of the right to take advantage or avail himself of one or more subsequent Events of Default.

(c) The Company shall perform any and all steps requested by the Holder to create, perfect, maintain and protect in favor of the Holder a valid first security interest in, or lien upon, all of the Company's right, title and interest in the Series Asset, including without limitation the delivery to the Holder of the Jockey Club Certificates of Foal Registration for the Series Asset, the ownership by the Company of which is greater than fifty percent (50%). Holder shall make such certificates available to the Company upon request so that the Company may effectuate the sale of the Series Asset, or any interest therein. The Company hereby authorizes the Holder to sign and file one or more financing statements at any time with respect to such Series Asset without the signature of the Company. However, at any time the Holder requests, the Company shall sign financing statements, security agreements and other agreements with respect to the Series Asset. Upon the failure of the Company to do so, the Holder is appointed as the agent and attorney-in-fact for the Company to sign any such instrument. The rights and remedies of Holder shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

8. **Transfer; Successors and Assigns.** The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. This Note may be transferred by Holder only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

9. **Representations, Warranties and Covenants of the Company.** The Company hereby represents and warrants to the Holder as follows:

(a) Organization, Good Standing and Qualification. The Company is a series limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Corporate Power. The Company will have, as of the date of this Note, all requisite corporate power to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note and under the terms of each Note.

(c) Authorization. This Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The securities issued upon conversion of this Note (the "Conversion Securities"), when issued in compliance with the provisions of this Note, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

10. **Representations and Warranties of the Holder.** The Holder hereby represents and warrants the following:

(a) Purchase for Own Account. The Holder represents that it is acquiring the Note and the Conversion Securities (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 9, the Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(d) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii). The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder to a partner (or retired partner) or member (or retired member) of such Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.

(e) Accredited Investor Status. The Holder is an "accredited investor" as such term is defined in Rule 501 under the Act.

(f) Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

11. **Governing Law.** This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Kentucky, without giving effect to principles of conflicts of law.

12. **Notices.** Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

13. **Amendments and Waivers.** Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No term of this Note may be amended only with the written consent of the Company and the Holder. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and Holder.

14. **Members and Managers Not Liable.** In no event shall any member, manager or employee of the Company or Manager be liable for any amounts due or payable pursuant to this Note.

15. **Counterparts.** This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

16. **Action to Collect on Note.** If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

17. **Loss of Note.** Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

18. **Maximum Interest Rate.** Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the "Maximum Rate") and the payment obligations of Company under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Company and Holder, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Company.

The parties have executed this Promissory Note as of the date first set forth above.

COMPANY:

COMMONWEALTH THOROUGHBREDS LLC
By: Commonwealth Markets, Inc., its Manager

By: ______________________

Name: Brian Doxtator

Title: Managing Member

Address:
101 West Loudon Ave, Suite 210
Lexington, Kentucky 40508

AGREED TO AND ACCEPTED:

THE HOLDER:

COMMONWEALTH MARKETS INC.

By: ______________________

Name: Brian Doxtator

Title: CEO

Address:
6161 Santa Monica Blvd., Suite 206
Los Angeles, CA 90038